CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (Post-Effective Amendment No.1) (file no. 333-130259) of Quest Resource Corporation (the "Company") of (1) our report dated March 1, 2006 related to the financial statements of the Company as of December 31, 2005 and 2004 and for the year ended December 31, 2005, the seven month transition period ended December 31, 2004, and the fiscal year ended May 31, 2004, which appear in the Company's Form 10K for the year ended December 31, 2005.


/s/ Murrell, Hall, McIntosh & Co. PLLP

Oklahoma City, Oklahoma
March 29, 2006